Exhibit 23.1

Thigpen, Jones, Seaton & Co., P.C.

CERTIFIED PUBLIC ACCOUNTANTS BUSINESS CONSULTANTS

1004 Hillcrest Parkway• P.O. Box 400

Dublin, Georgia 31040-0400

Tel 478-272-2030• Fax 478-272-3318

E-mail tjs@tjscpa.com

Scotty C. Jones, CPA, CVA

Frank W. Seaton, Jr., CPA

Tracy G. Sharkey, CPA

Grayson Dent, CPA

Robyn T. Tanner, CPA

Rhonda M. Norris, CPA

Spencer L. Tydings, CPA

Becky G. Hines, CPA

Donna H. Lumley, CPA

Lori Y. Norton, CPA, AAP

Cristi H. Jones, CPA, CVA

Matthew C. Jones, CPA, CISA

Heather Frazier, CPA

Pamela Lewallen, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 20,2006, accompanying the consolidated financial statements included in the Annual Report of CCF Holding Company on Form 10-KSB for the year ended December 31,2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of CCF Holding Company on Form S-8 (File No. 333-35108).

Dublin, Georgia

March 21,2006